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                                                                     Exhibit 1.1

                            KEY ENERGY SERVICES, INC.
                        55,000,000 SHARES OF COMMON STOCK

                             UNDERWRITING AGREEMENT



                                                                     May 4, 1999


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
  as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia  22209

Dear Sirs:

          Key Energy Services, Inc., a Maryland corporation (the "Company"), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company of 55,000,000 shares (the "Initial Shares") of Common Stock, par value $0.10 per share, of the Company ("Common Stock") and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 6,300,000 additional shares of Common Stock to cover overallotments (the "Option Shares"), if any. The 55,000,000 shares of Common Stock to be purchased by the Underwriters and all or any part of the 6,300,000 shares of Common Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the "Shares".

          The Company understands that the Underwriters propose to make a public offering of the Shares on the terms set forth in the Prospectus (defined below) as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-67665) and a prospectus for the registration of the issuance of Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such prospectus supplements, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such prospectus supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes
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effective prior to the Closing Time (as defined below), "Registration Statement"
shall refer to such registration statement as so amended. As used herein, the term "Preliminary Prospectus Supplement" means the prospectus included in the Registration Statement in the form filed with the Commission on April 16, 1999 under paragraph (3) of Rule 424(b) under the Securities Act Regulations (the "Base Prospectus"), as supplemented by the Preliminary Prospectus Supplement dated April 16, 1999 in the form filed with the Commission on April 16, 1999 under paragraph (2) of Rule 424(b) of the Securities Act Regulations and the term "Prospectus" means the Base Prospectus and any amendments thereof or supplements thereto relating to the offering in the form first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

          The Company and the Underwriters agree as follows:

          1.   Sale and Purchase:

               a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $2.85, the Company agrees to sell to the Underwriters the number of Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriters may determine.

               b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to purchase to the Underwriters, acting severally and not jointly, up to an additional 6,300,000 Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of
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          Initial Shares set forth in Schedule I opposite the name of such
          Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Option Shares after the initial public offering to such extent as the Underwriters may determine.

          2.   Payment and Delivery:

               a) Initial Shares. Payment of the purchase price for the Initial Shares shall be made to the Company by wire transfer of immediately available funds at the offices of Latham & Watkins located at 885 Third Avenue, New York, New York 10022 (unless another place shall be agreed upon by the Representative and the Company) against delivery of the certificates for the Initial Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time." Certificates for the Initial Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Initial Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the Closing Time.

               b) Option Shares. In addition, payment of the purchase price for the Option Shares shall be made to the Company by wire transfer of immediately available funds at the offices of Latham & Watkins located at 885 Third Avenue, New York, New York 10022 (unless another place shall be agreed upon by the Representative and the Company), against delivery of the certificates for the Option Shares to the Representative for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:30 a.m., New York City time, on each Date of Delivery determined pursuant to Section 1(b) above. Certificates for the Option Shares shall be delivered to the Representative in definitive form registered in such names and in such denominations as the Representative shall specify. For the purpose of expediting the checking of the certificates for the Option Shares by the Representative, the Company agrees to make such certificates available to the Representative for such purpose at least one full business day preceding the relevant Date of Delivery.

          3. Representations and Warranties of the Company: The Company represents and warrants to the Underwriters that:

               a) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and all of the issued and outstanding capital stock of each of the Subsidiaries (which capitalized term is defined to include only those subsidiaries of the Company that are listed in Schedule III hereto) have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in Schedule II hereto, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options,

               b) the Company and its subsidiaries each has been duly formed and is validly existing in good standing under the laws of its respective jurisdiction of incorporation with full power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated hereby, except where the failure to be organized or validly existing or to have such power or authority or to be in good standing would not reasonably be expected to have a material adverse effect on the consolidated financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect");

               c) the Company and all of its subsidiaries are duly qualified or licensed by each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Prospectus, no subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary's capital stock or from repaying to the Company or any other subsidiary any amounts which may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any such subsidiary's property or assets to the Company or to any other subsidiary; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, more than one percent of the capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

               d) the Company and its subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to be in compliance would not have a Material Adverse Effect;

               e) neither the Company nor any of its Subsidiaries is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect;

               f) the execution, delivery and performance of this Agreement and the purchase agreement dated April 15, 1999 by and between the Company and Green-Cohn Group LLC, ZPG Securities, L.L.C. and DFG Corporation (the "Green-Cohn Purchase Agreement") and consummation of the transactions contemplated hereby and thereby will not: (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or by-laws of the Company or any of its subsidiaries, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of clause
          (ii) or this clause (iii) for such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect; (B) result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or its subsidiaries; (C) accelerate the right of any holder of a security or obligation of the Company or its subsidiaries to receive a payment prior to maturity; or (D) assuming no purchaser from the Underwriters purchases more than 50% of the Common Stock of the Company, trigger a change in control provision under any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound, except, in the case of (B), (C) or (D), which would not reasonably be expected to have a Material Adverse Effect;

               g) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Underwriters, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

               h) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, the consummation of the transaction contemplated hereby, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (B) such approvals as have been obtained, or will have been obtained at the Closing Time, in connection with the approval of the listing of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

               i) each of the Company and its subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect; and such licenses, authorizations, consents or approvals do not, individually or in the aggregate, contain any restriction sufficiently burdensome as to have a Material Adverse Effect and which restriction is not adequately disclosed in the Registration Statement and the Prospectus;

               j) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

               k) the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto relating to this offering will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus Supplement does not, and the Prospectus or any amendment or supplement thereto at the time of its delivery, will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being set forth in the last sentence of the first paragraph of Section 9(c) hereof);

               l) the Preliminary Prospectus was, and the Prospectus delivered to the Underwriters for use in connection with this offering will be, identical in all material respects to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

               m) all legal or governmental proceedings, contracts or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

               n) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order which, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect;

               o) the consolidated historical financial statements, including the notes thereto, included in the Registration Statement present fairly the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity, in all material respects, with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; and the amounts in the Prospectus under the caption "Selected Financial Data" fairly present, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement; the unaudited pro forma financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of Regulation S-X, and management of the Company believes that the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified;

               p) KPMG LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are and were during the periods covered by their reports independent public accountants as required by the Securities Act and the Securities Act Regulations;

               q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, entered into by the Company or any of its Subsidiaries that is not in the ordinary course of business, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole other than those that were incurred in the ordinary course of business or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

               r) the Shares, when issued, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

               s) there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement;

               t) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise;

               u) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               v) except with respect to the blue sky survey the Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

               w) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

               x) the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange;

               y) the Company and the subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or permitted by the indenture for the Company's 14% senior subordinated note due 2009 or such as do not result in a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property by the Company and the subsidiaries; and any real property and buildings held under lease by the Company or any subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or which would not reasonably be expected to have a Material Adverse Effect;

               z) the descriptions in the Registration Statement of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required;

               aa) the Company and each subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and each subsidiary to conduct its business as described in the Prospectus, except to the extent that the failure to own or possess any such Intangibles would not have a Material Adverse Effect, and neither the Company, nor any subsidiary, has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect;

               bb) the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;

               cc) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles, those currently payable without penalty or interest, or the nonpayment of which would not have a Material Adverse Effect; and no tax deficiency has been asserted or determined adversely to the Company or any of its subsidiaries which has had a Material Adverse Effect (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have such a Material Adverse Effect).

               dd) each of the Company and its Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks that the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties, and is customary for companies engaged in similar businesses in similar industries;

               ee) since the dates as of which information is provided in the Prospectus, neither the Company nor any of its Subsidiaries has violated, or received notice of any violation with respect to: (i) any applicable environmental, safety or similar law applicable to the business of the Company or any of its Subsidiaries; (ii) any federal or state law relating to discrimination in the hiring, promotion or pay of employees; (iii) any applicable federal or state wages and hours law or; (iv) nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, the violation of any of which would reasonably be expected to have a Material Adverse Effect;

               ff) to the knowledge of the Company after due inquiry, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries;

               gg) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its subsidiaries or any of the members of the families of any of them that are required to be disclosed in the Prospectus that are not so disclosed;

               hh) since the 1992 reorganization of the Company, all securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and,
          (iii) to the extent applicable to the issuing entity, the requirements of the New York Stock Exchange;

               ii) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common stock in a manner in violation of the Securities Act. The Company has not distributed and will not distribute any other offering material in connection with the offer and sale of the Shares other than the Registration Statement, the Preliminary Prospectus Supplement and the Prospectus;

               jj) other than as described in the Prospectus, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

               kk) no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required to be described in the Registration Statement and the Prospectus and which is not so described;

               ll) neither the Company nor any of the subsidiaries is and, after giving effect to the offering and sale of the Shares, will be an "investment company" or an entity "controlled" by and "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

               mm) there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have, individually or in the aggregate, a Material Adverse Effect; and

               nn) except as otherwise described in the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, all computer software (including, without limitation software which forms a part of any hardware) owned or used by the Company or any subsidiary, or licensed by the Company or any subsidiary, as licensor or as licensee, other than any shrinkwrap software available generally to retail customers, is year 2000 compliant.

          4.   Certain Covenants: The Company hereby agrees with each
Underwriter:

               a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

               b) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this Agreement or the day following the date on which the price for the Shares is determined, whichever is later, and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 5:00 p.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in all material respects to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T, and the Company agrees to notify the Underwriters promptly of any such material errors or omissions of which it becomes aware and to promptly correct the same;

               c) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations;

               d) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus Supplement or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

               e) to furnish to the Underwriters, at their request, for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock,
          (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company and its Subsidiaries;

               f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

               g) to furnish promptly upon the request of the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including upon request all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

               h) to furnish to the Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph
          (f) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

               i) to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

               j) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations,) covering a period of 12 months beginning after the effective date of the Registration Statement;

               k) to use its reasonable best efforts to effect and maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange;

               l) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

               m) after the expiration of the Underwriters' overallotment option as described in section 1(b) hereof, to prepare and distribute bound volumes of transaction documents for the Representative and its legal counsel;

               n) to not itself and to use its reasonable best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or
          (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company; and

               o) if at any time during the period after the date of this Agreement and until the distribution of the Shares by the Underwriters has been completed, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Representative the market price of the Common Stock has been materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative and not inconsistent with the Company's obligations under New York Stock Exchange rules and applicable law, responding to or commenting on such rumor, publication or event.

          5.   Payment of Expenses:

               a) Subject to the provisions of paragraph (c) below, the Company agrees to pay all reasonable and verifiable costs and expenses actually incurred incident to the performance of its obligations under this Agreement, including expenses, fees and taxes in connection with
          (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate (including the legal fees and filing fees and other disbursements of counsel for the Underwriters in connection with the blue sky survey and the printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers, (iv) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (v) the fees and expenses incurred in connection with the listing of the Shares in the New York Stock Exchange, (vi) all of its preparation, travel, lodging and other reasonable and customary expenses incurred by the Company incident to the road show and (vii) the performance of the Company's other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

               b) Subject to the provisions of paragraph (c) below, the Underwriters agree to pay all reasonable and verifiable costs and expenses actually incurred in connection with the performance of their activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, the fees and expenses of any of the Underwriters' outside advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the Shares by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

               c) If the transactions contemplated hereunder are consummated, the Underwriters shall pay all reasonable and verifiable costs and expenses actually incurred by the Company and the Underwriters in connection with this offering, including without limitation those expenses enumerated in paragraphs (a) and (b) above, up to a total of $500,000 (not including the fees and expenses of counsel to the Underwriters, which shall be paid by the Underwriters). To the extent such combined expenses are less than $500,000, the Underwriters agree to pay to the Company the difference between the actual combined expenses and $500,000. To the extent such combined expenses exceed $500,000, the Company agrees to pay to the Underwriters any and all amounts in excess of $500,000. In making this determination, the Company will receive credit for any expenses paid to or on behalf of the Underwriters at the Closing Time, and the Underwriters will receive credit for any expenses paid to or on behalf of the Company at the Closing Time. If the transactions contemplated hereunder are not consummated or this Agreement is terminated, the Company will pay its expenses pursuant to Section (a) above, the Underwriters will pay their expenses pursuant to Section (b) above, and all road show expenses incurred by both parties shall be divided equally between the Company on the one hand and the Underwriters on the other hand.

          6. Conditions of the Underwriters' Obligations: The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on the Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder in all material respects and to the satisfaction of the following further conditions at the Closing Time or on the Date of Delivery, as applicable:

               a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Porter & Hedges, LLP, counsel for the Company and its Subsidiaries, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to Latham & Watkins, counsel for the Underwriters, stating that:

                    (1) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization"; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued and outstanding capital stock of each of the Subsidiaries has been duly and validly authorized and issued and are fully paid and non-assessable, and, except for directors qualifying shares and except as set forth in the Prospectus, all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in Schedule III, to such counsel's knowledge there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

                    (2) the Company and its Subsidiaries each has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of organization with full corporate power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement, except where the failure to be organized, validly existing and in good standing, or the failure to have such power or authority would not reasonably be expected to have a Material Adverse Effect;

                    (3) the Company and its Subsidiaries are duly qualified or licensed by each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary, any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary;

                    (4) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except such breaches or defaults which would not reasonably be expected to have a Material Adverse Effect;

                    (5) the execution, delivery and performance of this Agreement and the Green-Cohn Purchase Agreement and the consummation by the Company of the transactions contemplated by this Agreement and the other agreements listed above do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the Company or any Subsidiary, (ii) any provision of any material license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument known to such counsel and to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected,
               (iii) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company or any Subsidiary, (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or its Subsidiaries, (C) accelerate the right of any holder of a security or obligation of the Company or its Subsidiaries to receive a payment prior to maturity, or (D) assuming no purchaser from the Underwriters purchases more than 50% of the Common Stock of the Company, trigger a change in control provision under any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument known to such counsel to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect;

                    (6) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Underwriters, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

                    (7) except for approvals in connection with the listing of the Shares on the New York Stock Exchange, no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transaction contemplated hereby, and the sale and delivery of the Shares by the Company as contemplated hereby, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

                    (8) the Shares have been duly authorized and when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the Underwriters will acquire the good and marketable title to the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

                    (9) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, charter or by-laws of the Company, or under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party or, to such counsel's knowledge, otherwise;

                    (10) to counsel's knowledge, there are no persons with
               registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement;

                    (11) the Shares conform in all material respects to the
               descriptions thereof contained in the Registration Statement and Prospectus;

                    (12) the form of certificate used to evidence the Common
               Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the articles of incorporation and by-laws of the Company and the requirements of the New York Stock Exchange;

                    (13) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

                    (14) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                    (15) the statements under the caption "Description of
               Capital Stock" and in the risk factor captioned "Shares Eligible for Future Sale," in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

                    (16) to such counsel's knowledge, there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents;

          In rendering such opinion, such counsel may (i) with respect to matters concerning the laws of the State of Maryland rely on the opinion of Greenstein, Delorme & Luchs and (ii) state that their opinion is limited to matters governed by the federal laws of the United States of America and the corporate laws of the State of Delaware.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, representatives of the Representative, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (11), (15), and (16) above), they have no reason to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates, and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

               b) The Representative shall have received from KPMG LLP, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance reasonably satisfactory to the Representative, relating to the financial statements, including any pro forma financial statements, of the Company and its subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

               c) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Latham & Watkins, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

               d) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

               e) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               f) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries shall occur or become known that would result in a Material Adverse Effect, and (ii) no transaction which would result in an Material Adverse Effect shall have been entered into by the Company or any of its Subsidiaries.

               g) The Shares shall have been approved for listing on, subject to notice of issuance, the New York Stock Exchange.

               h) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

               i) The Representative shall have received lock-up agreements from each director of the Company and from Thomas K. Grundman and Stephen E. McGregor, in the form of Exhibit A attached hereto; and such agreements shall be in full force and effect.

               j) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer and President, and its Executive Vice President and Chief Financial Officer, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct and the conditions set forth in paragraphs (g), (h) and (i) have been satisfied, in each case as of such date.

               k) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

               l) The Company shall have performed such of its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time or the relevant Date of Delivery.

          7. Termination: The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery,
(i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change in or affecting the assets, business, operations, earnings, prospects, properties, condition (financial or otherwise) or management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended, or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) after the date hereof any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative, has or would have a Material Adverse Effect, or (vi) any action has been taken after the date hereof by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative has a material adverse effect on the securities markets in the United States.

          If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

          If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this

Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         8. Increase in Underwriters' Commitments: If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36 hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that the Company will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

          If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

          The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as, if such substituted Underwriter had originally been named in this Agreement.

          9.   Indemnity and Contribution by the Company and the Underwriters:

               a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the

          Registration Statement as amended by any post-effective amendment thereof) or in the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Preliminary Prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Representative and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company with Section 4(b) above).

               b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

               c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any posteffective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth (i) in the last paragraph on the cover page and (ii) under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(k) and this
          Section 9.

               d) If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

               e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a), (b) and (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

               f) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (e)(i) and, if applicable (ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

          10. Survival: The indemnity and contribution agreements contained in
Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

         11. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Key Energy Services, Inc., Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816.

          12. Governing Law; Headings: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

          13. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

          14. Counterparts and Facsimile Signatures: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

          If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

                                        Very truly yours,

                                        KEY ENERGY SERVICES, INC.


                                        By:  /s/ Stephen E. McGregor
                                             -----------------------------------
                                             Name:   Stephen E. McGregor
                                             Title:  Executive Vice President
                                                     and Chief Financial Officer

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:  /s/ James R. Kleeblatt
     ----------------------------------
     Name:  James R. Kleeblatt
     Title:  Managing Director

For itself and as Representative of the other
Underwriter named on Schedule II hereto.

                                   Schedule I

                                                              Number of Initial
                                                                Shares to be
Underwriter                                                       Purchased
--------------------------------------------------------------------------------

Friedman, Billings, Ramsey & Co., Inc................................33,000,000
Dain Rauscher Wessels, a division
     Dain Rauscher Incorporated......................................22,000,000
                                                                     ----------
          Total......................................................55,000,000
                                                                     ==========

                                   Schedule II

         Shares of Common Stock Issuable Upon Exercise or Conversion of
          Outstanding Options, Warrants or Other Convertible Securities


WARRANTS

     WellTech - Merger (@ 6.75)                                       119,056
     Nabors Industries, Inc. - J.W. Gibson Acquisition (@ 18.00)      265,000(1)
     Units Offering (@ 4.88125)                                     2,032,565(2)
                                                                    ---------

TOTAL WARRANTS                                                      2,416,621

EMPLOYEE AND DIRECTOR STOCK OPTIONS
TOTAL EMPLOYEE AND DIRECTOR STOCK OPTIONS                           3,086,316(3)

SHARES UNDERLYING 7% CONVERTIBLE SUBORDINATED DEBENTURES (@ $9.75)    471,795

SHARES UNDERLYING 5% CONVERTIBLE SUBORDINATED NOTES (@ $38.50)      5,610,390
                                                                    ---------

TOTAL SHARES OF COMMON STOCK ISSUABLE                              11,585,121


---------------

(1) As a result of the offering, the Nabors warrant will be adjusted as follows: (i) the exercise price will be reduced to $2.85 per share and (ii) the number of shares issuable upon exercise shall be increased to an amount equal to 1,673,684 shares for a net increase of 1,408,684 shares.

(2) As a result of the adjustment to the Nabors warrants, the warrants issued in the units offering will be adjusted as follows: the total number of shares issuable upon exercise of the warrant shall increase to 2,173,433 shares for a net increase of 140,868 shares.

(3) The Board plans to issue up to 3,000,000 additional options at or above the public offering price.

                                  Schedule III
                    Significant Subsidiaries ("Subsidiaries")


Yale E. Key, Inc.
Odessa Exploration Incorporated
Key Energy Services - California, Inc.
Key Energy Services - South Texas, Inc.
Key Four Corners, Inc.
Key Rocky Mountain, Inc.
Key Energy Drilling, Inc.
WellTech Eastern, Inc.
Dawson Production Management, Inc.
Dawson Production Partners, L.P.

                                                                       EXHIBIT A
                                                  Form of Director and Executive
                                                       Officer Lock-up Agreement


                                LOCK-UP AGREEMENT


                                  May __, 1999


KEY ENERGY SERVICES, INC.
   Two Tower Center
   20th Floor
   East Brunswick, New Jersey  08816

Friedman, Billings, Ramsey & Co.
   As Representative of the
   several Underwriters
     c/o Friedman, Billings, Ramsey & Co.
     1001 19th Street North
     Arlington, Virginia  22209

Ladies and Gentlemen:

          The undersigned understands that Friedman, Billings, Ramsey & Co., as Representative (the "REPRESENTATIVE") of the several underwriters (the "UNDERWRITERS"), proposes to enter into an Underwriting Agreement with Key Energy Services, Inc. (the "COMPANY") providing for the public offering by the Underwriters, including the Representative, of Common Stock, par value $.10 per share (the "COMMON STOCK"), of the Company (the "PUBLIC OFFERING").

          In consideration of the Underwriters' agreement to purchase and undertake the Public Offering of the Company's Common Stock and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Friedman, Billings, Ramsey & Co., he, she or it will not, during the period commencing on the date hereof and ending 180 days after the date of this agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any right to acquire Common Stock, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions shall not apply to (i) exercise of options or warrants, or (ii) transfers, without consideration, of the Common Stock or any securities convertible into, or exercisable or exchangeable for Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee executes and delivers to Friedman, Billings, Ramsey & Co., an agreement whereby the transferee agrees to be bound by all of the foregoing terms and provisions.

          In addition, the undersigned agrees that the Company may, (i) with respect to any shares of Common Stock for which the undersigned is the record holder, cause the transfer agent for the Company to note stop-transfer instructions with respect to such shares of Common Stock consistent with the foregoing paragraph on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares of Common Stock to cause the transfer agent for Company to note stop-transfer instructions with respect to such shares of Common Stock consistent with the foregoing paragraph on the transfer books and records of the Company.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                        Very truly yours,



                                        ----------------------------------------



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